Exhibit 99.1

Altria Holds 2011 Annual Meeting of Shareholders, Announces Voting Results, Reaffirms 2011 Earnings per Share Guidance and Declares Regular Quarterly Dividend of $0.38 per Share

Richmond, VA — May 19, 2011 — Altria Group, Inc. (Altria) (NYSE: MO) held its 2011 Annual Meeting of Shareholders today. Altria’s Chairman and Chief Executive Officer, Michael E. Szymanczyk, updated shareholders on Altria’s continuing progress against its corporate Mission, which enables Altria to deliver superior returns to shareholders.

Voting Results for Altria’s 2011 Annual Meeting of Shareholders

At the meeting, Altria’s shareholders elected to a one-year term each of the nine nominees for director named in Altria’s proxy statement; ratified the selection of PricewaterhouseCoopers LLP as Altria’s independent registered public accounting firm for the fiscal year ending 2011; approved on an advisory basis the compensation of Altria’s named executive officers; approved on an advisory basis that the frequency of future advisory votes on the compensation of Altria’s named executive officers should be considered annually; and defeated one shareholder proposal. Final voting results will be reported on a Current Report on Form 8-K.

2011 Full-Year Guidance

Altria reaffirms its 2011 full-year guidance for reported diluted earnings per share (EPS) to be in the range of $2.00 to $2.06. This forecast includes estimated net charges of $0.01 per share related to SABMiller plc (SABMiller) special items as shown in the table below.

At the meeting, Altria reaffirmed its 2011 full-year guidance for adjusted diluted EPS, which excludes special items described in the table below, to be in the range of $2.01 to $2.07, representing a growth rate of 6% to 9% from an adjusted base of $1.90 in 2010. Altria’s 2011 first-quarter adjusted diluted EPS results exceeded management’s expectations, due in part to trade inventory dynamics. The trade inventory build in the first quarter of 2011 could negatively impact the cigarettes segment’s future income and volume results if it is depleted. As a result, Altria expects unevenness in its 2011 adjusted diluted EPS growth on a quarterly basis, with more growth towards the back half of the year.

The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to this forecast. Altria reports its consolidated financial results

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in accordance with U.S. generally accepted accounting principles (GAAP). This press release contains 2010 results and 2011 guidance for diluted EPS on both a reported basis and on an adjusted basis, which excludes items that affect the comparability of reported results. A reconciliation of non-GAAP financial data to the most directly comparable GAAP measure is detailed below.

Altria’s Full-Year Earnings Per Share Guidance Excluding Special Items

	Full Year
	2011 Guidance	2010	Change
Reported diluted EPS	$2.00 to $2.06	$1.87	7% to 10%
Asset impairment, exit, integration and implementation costs	—	0.04
UST acquisition-related costs*	—	0.01
SABMiller special items	0.01	0.03
Tax items	—	(0.05)

Adjusted diluted EPS	$2.01 to $2.07	$1.90	6% to 9%

*	Excludes exit and integration costs

Regular Quarterly Dividend

Following today’s Annual Meeting of Shareholders, Altria announces that its Board of Directors (Board) declared a regular quarterly dividend of $0.38 per common share, payable on July 11, 2011, to shareholders of record as of June 15, 2011. The ex-dividend date is June 13, 2011.

Appointment of Presiding Director of Altria’s Board

Following the previously announced retirement of Mr. Robert E. R. Huntley from Altria’s Board, Altria today announces that its Board has appointed Mr. Thomas F. Farrell II, an independent director within the meaning of the listing standards of the New York Stock Exchange, to serve as Presiding Director. Mr. Farrell has served on the Board since 2008.

Webcast Replay

A copy of Mr. Szymanczyk’s business presentation and prepared remarks, as well as a replay of the audio webcast of Altria’s 2011 Annual Meeting of Shareholders, are available on altria.com until 5:00 p.m. Eastern Time on Friday, June 17, 2011.

Altria’s Profile

Altria directly or indirectly owns 100% of each of Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation. Altria holds a continuing economic and voting interest in SABMiller.

The brand portfolios of Altria’s tobacco operating companies include such well-known names as Marlboro, Copenhagen, Skoal and Black & Mild. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle and Columbia Crest, and it exclusively distributes and markets Antinori, Champagne Nicolas Feuillatte and Villa Maria Estate products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of, or licensed by, Altria or its subsidiaries. More information about Altria is available at altria.com.

Forward-Looking and Cautionary Statements

This press release and today’s remarks contain projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release and today’s remarks are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2010, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

These factors include the following: Altria’s tobacco businesses (PM USA, USSTC and Middleton) are subject to price competition; changes in adult consumer preferences and demand for their products; fluctuations in raw material availability, quality and cost; reliance on key facilities and suppliers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; legislation, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on trade inventories, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental and grand jury investigations.

Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop new products and markets and to broaden brand portfolios in order to compete effectively; and to improve productivity.

Altria and its tobacco businesses are also subject to government regulation, including broad-based regulation of PM USA and USSTC by the U.S. Food and Drug Administration. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make other than in the normal course of its public disclosure obligations. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

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